As filed with the Securities and Exchange Commission on June 17, 2004
REGISTRATION NO. 333-09245

SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

____________________

Post-Effective Amendment No. 1 to
FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

____________________

HELIX TECHNOLOGY CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	04-2423640
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
Nine Hampshire Street, Mansfield, MA	02048-9171
(Address of Principal Executive Offices)	(Zip Code)

____________________

1996 Stock Option Plan for Non-Employee Directors
(Full Title of the Plan)

ROBERT J. LEPOFSKY, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Helix Technology Corporation
Mansfield Corporate Center
Nine Hampshire Street
Mansfield, MA 02048-9171
(Name, Address and Telephone Number of Agent for Service)

with copies to:

MATTHEW J. GARDELLA, ESQ.
Palmer & Dodge LLP
111 Huntington Avenue
Boston, Massachusetts 02199-7613
(617) 239-0100

Amendment of Stock Option Plan

The Registrant hereby amends its Registration Statement on Form S-8 (File No. 333-09245) filed with the Securities and Exchange Commission (the "Commission") on July 31, 1996, relating to the registration of an aggregate of 200,000 shares (after giving effect to the Registrant's 1997 two-for-one stock split) of the Registrant's Common Stock, $1.00 par value per share (the "Common Stock"), authorized for issuance under the Registrant's 1996 Stock Option Plan for Non-Employee Directors (the "Director Plan"), to reflect the removal of 108,000 shares of Common Stock from the Director Plan and the addition of such shares to its 1996 Equity Incentive Plan (the "Plan"). Pursuant to an amendment to the Plan adopted by the Registrant's shareholders on April 28, 2004, no additional options will be granted under the Director Plan and non-employee directors became eligible to participate in the Plan. The rights and privileges of holders of outstanding options under the Director Plan granted prior to such amendment continue to be governed by the Director Plan. At the time of the amendment, 108,000 shares of Common Stock that previously had been registered for issuance under the Director Plan had not been issued and are hereby being removed from this Registration Statement and carried forward to the Registrant's Registration Statement on Form S-8 filed on the date hereof under the Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mansfield, Commonwealth of Massachusetts, on this 17th day of June, 2004.

HELIX TECHNOLOGY CORPORATION

By: __/s/ Robert J. Lepofsky___________________
Robert J. Lepofsky
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of Helix Technology Corporation, hereby severally constitute and appoint Robert J. Lepofsky and Jay Zager, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 including any post-effective amendments thereto, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated below:
Signature	Title	Date

/s/ Robert J. Lepofsky Robert J. Lepofsky	Director, President and Chief Executive Officer (Principal Executive Officer)	June 17, 2004

/s/ Jay Zager Jay Zager	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	June 17, 2004

/s/ Gideon Argov Gideon Argov	Director	June 17, 2004

______________ Frank Gabron	Director	June 17, 2004

/s/ Robert H. Hayes Robert H. Hayes	Director	June 17, 2004

/s/ Marvin G. Schorr Marvin G. Schorr	Director	June 17, 2004

/s/ Alfred Woollacott, III Alfred Woollacott	Director	June 17, 2004

/s/ Mark S. Wrighton Mark S. Wrighton	Director	June 17, 2004